SYNOVUS INVESTMENT ADVISORS, INC.
                                 CODE OF ETHICS
                            ADOPTED UNDER RULE 17J-1



Synovus Investment Advisors, Inc. (the "Adviser"), a subsidiary of Synovus Financial Corp. ("SFC") who acts as investment adviser to clients (the "client"), including the Synovus Funds (the "Fund"), is confident that all access persons and employees act with integrity and good faith. The Adviser recognizes, however, that personal interests may conflict with a client's or the Fund's interest where access persons or employees:

         o know about the client's or the Fund's present or future portfolio transactions; or

         o have the power to influence the client's or the Fund's portfolio transactions; and

         o engage in securities transactions for their personal account(s).

In an effort to prevent any conflicts from arising and in accordance with Rule 17j-1 under the Investment Company Act of 1940, the Adviser has adopted this code of ethics (the "Code") to address transactions that may create conflicts of interest, and to establish reporting requirements and enforcement procedures. (Definitions of underlined terms are included in Appendix I).

I.       ABOUT THIS CODE

         A.       Who is Covered by the Code?

                  o        All access persons; and

                  o        All Adviser employees.

         B.       What Rules Apply to Me?

                  This Code sets forth specific prohibitions regarding securities transactions. All access persons, as defined in Appendix I attached hereto, are subject to all of the prohibitions and restrictions contained in this Code, which are universally applicable. The Code also sets out certain reporting requirements attached in Part A.

II.      STATEMENT OF GENERAL PRINCIPLES

         In recognition of the trust and confidence placed in the Adviser by its clients and by the Fund, and because the Adviser believes that its operations should benefit all clients and the Fund's shareholders, the

         Adviser has adopted the following universally applicable principles:

                  1. The interests of the client and the Fund's shareholders are paramount. You must place client and the Fund's shareholder interests before your own.

                  2. You must accomplish all personal securities transactions in a manner that avoids a conflict between your personal interests and those of clients, the Fund or its shareholders.

                  3. You must avoid actions or activities that allow you or your family to benefit from your position with the Adviser, or that bring into question your independence or judgment.

                  4. At Synovus, whether it be proprietary or non-proprietary mutual funds, late day trading and market timing is expressly prohibited. This prohibition includes but is not limited to an access person's role as an adviser or portfolio manager. Also included in this prohibition are personal transactions.

III.     PROHIBITIONS AND RESTRICTIONS APPLICABLE TO SYNOVUS INVESTMENT ADVISORS

         A.       Prohibition Against Fraud, Deceit and Manipulation.

                  You cannot, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by a client or by the Fund:

                  1. employ any device, scheme or artifice to defraud the client or the Fund;

                  2. make to any client or the Fund any untrue statement of a material fact or omit to state to the client or the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                  3. engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon any client or the Fund; or

                  4. engage in any manipulative practice with respect to the client or the Fund.

         B.       Limits on Accepting or Receiving Gifts.

                  Access persons cannot accept or receive any gift, by itself or in the aggregate, of more than $100.00 from any person or entity in connection with a client's or with the Fund's (or any series thereof) entry into a contract, development of an economic relationship, or other course of dealing by or on behalf of a client or the Fund.

         C.       Blackout Period on Personal Securities Transactions.

                  Access persons who in connection with their regular duties, make, participate in, or obtain information regarding the purchase or sale of securities by any client or by the Fund and any natural control persons who obtain information regarding recommendations of securities made to a client or the Fund may not purchase or sell, directly or indirectly, any security in which they have (or by reason of such transaction acquire) any beneficial ownership on the same day as the same (or a related) security is being purchased or sold by any client or by the Fund (or any series thereof).

         D.       Prohibition on Selling Recently-Acquired Securities.

                  Access persons who, in connection with their regular duties, make, participate in, or obtain information regarding the purchase or sale of securities by a client or the Fund; and natural control persons who obtain information concerning recommendations of securities made to a client or the Fund may not sell a security within 60 days of acquiring that security unless prior approval is obtained from the review officer (as provided for in Section V below).

         E.       Pre-Approval of Investments in IPOs and Limited Offerings.

                  Access persons who, in connection with their duties, make or participate in making recommendations regarding the purchase or sale of securities by a client or by the Fund or natural control persons who obtain information concerning recommended securities must obtain approval from the review officer before directly or indirectly acquiring beneficial ownership of any securities in an IPO or limited offering.

Due to the scope of purchases and sales made by the Adviser, it is the intent of this Code for each access person to have all personal trades (except those specifically excluded under Part A, II. C.) pre-approved by the Review Officer.

IV.      REPORTING REQUIREMENTS

         Subject to Section VII hereof, all access persons must comply with the reporting requirements set forth in Part A.

V.       REVIEW AND ENFORCEMENT OF THIS CODE

         A.       Appointment of a Review Officer.

                  At least one review officer will be appointed by the Board of Directors of Synovus Investment Advisors, Inc. (the "Board") to perform the duties described in this Section V.

         B.       The Review Officer's Duties and Responsibilities.

                  1. The review officer shall notify each person who becomes an access person of the Adviser and who is required to report under this Code and their reporting requirements no later than 10 days before the first quarter in which such person is required to begin reporting.

                  2. The review officer will, on a quarterly basis, compare all reported personal securities transactions with clients and the Funds completed portfolio transactions and a list of securities that were being considered for purchase or sale by the client's and the Fund's investment adviser(s) during the period to determine whether a Code violation may have occurred. Before determining that a person has violated the Code, the review officer must give the person an opportunity to supply explanatory material.

                  3. If the review officer finds that a Code violation may have occurred, or believes that a Code violation may have occurred, the review officer must submit a written report regarding the possible violation, together with the confidential report and any explanatory material provided by the person, to the Board. The Board will independently determine whether the person violated the Code.

                  4. No person is required to participate in a determination of whether he or she has committed a Code violation or discuss the imposition of any sanction against himself or herself.

                  5. The review officer will submit his or her own reports, as may be required pursuant to Part A hereof, to an alternate review officer selected in the same manner as the review officer who shall fulfill the duties of the review officer with respect to the review officer's reports.

                  6. The review officer will create a written report detailing any approval(s) granted under Sections 3(D) or 3(E) of this Code to access persons. The report must include the rationale supporting any decision to approve such a purchase or sale.

         C.       Resolution; Sanction(s).

                  If the Board finds that a person has violated the Code, the Board will approve, by a majority vote, a proposed resolution of the situation or, if appropriate, impose upon the person sanctions that the Board deems appropriate and will report, through the review officer or other selected person(s), the violation and the resolution and/or sanction imposed to the Board at its next regularly scheduled board meeting unless, in the sole discretion of the Board, circumstances warrant an earlier report.

VI.      ANNUAL WRITTEN REPORT TO THE BOARD

         At least once a year, the Adviser will provide the Board and the Fund with a written report that includes the following information:

         A. Issues Arising Under the Code. The report must describe any issue(s) that arose during the previous year under the Code or procedures thereto, including any material Code or procedural violations, and any resulting sanction(s). The review officer may report to the Board or the Fund more frequently if deemed necessary or appropriate by the Board or the Fund; and

         B. Certification. Each report must be accompanied by a certification to the Board and the Fund that the Adviser has adopted procedures reasonably necessary to prevent its access persons from violating this Code.

VII.     INTERRELATIONSHIP WITH THE FUND'S CODE OF ETHICS

         A.       General Principle.

                  A person who is both (i) an access person of the Fund and (ii) an access person and/or employee of the Adviser, is only required to report under this Code.

         B.       Procedures.  The Adviser shall:

                  1.       Submit to the Fund a copy of this Code;

                  2. Promptly furnish to the Fund, upon request, copies of any reports made under this Code by any person who is also covered by the Fund's Code;

                  3. Promptly report to the Fund, in writing, any material amendments to this Code; and

                  4. Immediately furnish to the Fund, without request, all relevant and necessary information regarding any material violation of this Code by any person.

VIII.    RECORDKEEPING

         The Adviser will maintain records as set forth below. These records will be maintained in accordance with Rule 31a-2 under the 1940 Act and the following requirements. They will be available for examination by representatives of the Securities and Exchange Commission and other regulatory agencies.

                  1. A copy of this Code and any other code adopted by the Adviser, which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place.

                  2. A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

                  3. A copy of each Initial Holdings Report, Quarterly Transaction Report, and Annual Holdings Report submitted under this Code, including any information provided in lieu of any such reports made under the Code (see Part A for more information about reporting), will be preserved for a period of at least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.

                  4. A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place.

                  5. A copy of each annual report required by Section VI of this Code must be maintained for at least five years from the end of the fiscal year in which it is made, for the first two years in any easily accessible place.

                  6. A record of any decision, and the reasons supporting the decision, to approve the purchase or sale of a security referred to in Sections 3(D) or 3(E) of this Code must be maintained for at least five years after the end of the fiscal year in which the approval is granted.

IX.      MISCELLANEOUS

                  A. Confidentiality. All reports and other information submitted pursuant to this Code will be treated as confidential, provided that such reports and information may be produced to the Securities and Exchange Commission and other regulatory agencies or the Fund, as necessary.

                  B. Interpretation of Provisions. The Board may from time to time adopt such interpretations of this Code as it deems appropriate.

                  C. Compliance Certification. Within 10 days of becoming an access person , and each year thereafter, each such person must complete the Compliance Certification, attached as Appendix V.


Adopted this 29th day of January , 2004.

                                     PART A

                           SYNOVUS INVESTMENT ADVISORS
              ACCESS PERSONS AND EMPLOYEES WITH INFORMATION ACCESS


I.       LIST OF SECURITIES HOLDINGS

         A.       Initial Holdings Report.

                  You must submit a listing of all securities you beneficially own, as well as all of your securities accounts, as of the date you first become subject to this Code's reporting requirements. You must submit this list to the review officer within 10 days of the date you first become subject to this Code's reporting requirements. An Initial Holdings Report Form is attached as Appendix III.

         B.       Annual Holdings Report.

                  Each year, you must submit to the review officer a listing of all securities you beneficially own, as well as all of your securities accounts. Your list must be current as of a date no more than 30 days before you submit the report. An Annual Holdings Report Form is attached as Appendix IV.

II.      REQUIRED TRANSACTION REPORTS

         A.       Quarterly Transaction Reports.

                  1. Each quarter, you must report all of your securities transactions effected, as well as any securities accounts you established, during the quarter. You must submit your report to the review officer no later than 10 days after the end of each calendar quarter. A Quarterly Personal Securities Transactions Report Form is included as Appendix II.

                  2. If you had no reportable transactions and did not open any securities accounts during the quarter, you are still required to submit a report. Please note on your report that you had no reportable items during the quarter, and return it, signed and dated.

                  3. You need not submit a Quarterly Transaction Report if the report would duplicate information contained in broker trade confirmations or account statements received by the review officer, provided that all required information is contained in the broker trade confirmations or account statements and is received by the review officer no later than 10 days after the end of the calendar quarter. Please see the review officer for more information about this reporting mechanism.

B. What Securities Transactions and Accounts Are Covered under the Quarterly Reporting Obligation?


         You must report all transactions in securities that: (i) you directly or indirectly beneficially own; or (ii) because of the transaction, you acquire direct or indirect beneficial ownership. You must also report all of your accounts in which any securities were held for your direct or indirect benefit (this includes mutual fund accounts).

C.       What Securities and Transactions May Be Excluded from the Report?

         You are not required to detail or list the following items on your reports:

         1. Purchases or sales effected for any account over which you have no direct or indirect influence or control;

         2. Purchases you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan, where you purchased a security issued by your employer;

         3. Purchases effected on the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, as long as you acquired these rights from the issuer, and sales of such rights;

         4. Purchases or sales which are non-volitional, including purchases or sales upon the exercise of written puts or calls and sales from a margin account pursuant to a bona fide margin call; and

         5.       Purchases or sales of any of the following securities:

                  o        Direct obligations of the U.S. government;

                  o Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

You must still report, however, any accounts in which these securities are held. You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect beneficial ownership in the security included in the report.

                                   APPENDIX I

                           SYNOVUS INVESTMENT ADVISORS
                                   DEFINITIONS

                                  GENERAL NOTE

   The definitions and terms used in this Code of Ethics are intended to mean the same as they do under the 1940 Act and the other federal securities laws.
       If a definition hereunder conflicts with the definition in the 1940
     Act or other federal securities laws, or if a term used in this Code is not defined, you should follow the definitions and meanings in the 1940 Act or other federal securities laws, as applicable.

Access person means:

o        any Trustee or officer or employee of the Adviser.

o any employee of the Adviser (or of any company in a control relationship to the Fund or the Adviser's clients) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of securities by a client or if applicable, the Fund or whose functions relate to the making of any recommendations with respect to the purchases or sales of securities; and

o any natural person in a control relationship to a client's account or Fund, who obtains information concerning recommendations made to a client or Fund with regard to the purchase or sale of securities by a client or the Fund.

Alternate Review Officer means the person or persons appointed by the Board to perform the Review Officer's functions when the Review Officer is not available or has a personal conflict of interest in the transaction being reviewed or matter to be performed.

Beneficial ownership means the same as it does under Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder. You should generally consider yourself the "beneficial owner" of any securities in which you have a direct or indirect pecuniary interest. In addition, you should consider yourself the beneficial owner of securities held by your spouse, your minor children, a relative who shares your home, or other persons by reason of any contract, arrangement, understanding or relationship that provides you with sole or shared voting or investment power.

Client means person(s) or account(s) being advised by SIA with SIA having investment discretion over.

Control means the same as it does under Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder of such securities control over the company. The facts and circumstances of a given situation may counter this presumption.

High quality short-term debt instrument means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization (e.g., Moody's Investors Service).

Initial public offering ("IPO") means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of section 13 or section 15(d) of the Securities Exchange Act of 1934.

Investment personnel of SIA or of the Fund's means any employees of SIA or the Funds who, in connection with his or her regular duties, makes or participates in making recommendations regarding the purchase or sale of securities in a client's account or by the Fund.

Limited offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506 (e.g., private placements).

Purchase or sale of a security includes, among other things, the writing of an option to purchase or sell a security. A security is being purchased or sold by a client and the Fund from the time a purchase or sale program has been communicated to the person who places buy and sell orders for the client or the Fund until the program has been fully completed or terminated. A security is being considered for purchase or sale by a client or the Fund when a security is identified as such by the Adviser.

Review Officer means the person or persons appointed by the Board pursuant to
Section V of this Code.

Security means the same as it does under Section 2(a)(36) of the 1940 Act, except that it does not include direct obligations of the U.S. Government or its agencies, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements.

Security held or to be acquired by a client or the Fund means (A) any security that within the most recent 15 days, (i) is or has been held by a client or the Fund, or (ii) is being or has been considered by adviser or sub-adviser for purchase; and (B) any option to purchase or sell, and any security convertible into or exchangeable for any security.

                                   APPENDIX II
                           SYNOVUS INVESTMENT ADVISORS
                QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT


             Name of Reporting Person: _____________________________________

             Calendar Quarter Ended:________________________________________

             Date Report Due:_______________________________________________

             Date Report Submitted:_________________________________________

Securities Transactions

I have reportable transactions this quarter; however, all trades were placed in my Synovus Securities, Inc. brokerage account. [ ]

(Trades placed in your SSI account are reviewed from statements and need not be listed.)

The reportable transactions listed below were NOT placed through my SSI brokerage account:

----------------- ---------------------- -------------- --------------------- --------------- ------------ ---------------------

    Date of        Name of Issuer and       No. Of       Principal Amount,       Type of                     Name of Broker,
  Transaction       Title of Security     Shares (if     Maturity Date and     Transaction       Price        Dealer or Bank
                                          applicable)      Interest Rate                                        Effecting
                                                          (if applicable)                                      Transaction
----------------- ---------------------- -------------- --------------------- --------------- ------------ ---------------------


----------------- ---------------------- -------------- --------------------- --------------- ------------ ---------------------


----------------- ---------------------- -------------- --------------------- --------------- ------------ ---------------------


----------------- ---------------------- -------------- --------------------- --------------- ------------ ---------------------

If you had no reportable transactions during the quarter, please check here. [ ]

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

Securities Accounts

If you established an account within the quarter, please provide the following information:

--------------------------------------- -------------------------------------- -------------------------------------
    Name of Broker, Dealer or Bank          Date Account was Established          Name(s) on and Type of Account
--------------------------------------- -------------------------------------- -------------------------------------

--------------------------------------- -------------------------------------- -------------------------------------

--------------------------------------- -------------------------------------- -------------------------------------

--------------------------------------- -------------------------------------- -------------------------------------

If you did not establish a securities account during the quarter, please check here. [ ]


I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Code of Ethics.

                 -----------------------       -------------
                        Signature                   Date



Submit to:   Winston McQuaig             For questions:   Winston McQuaig       (706) 649-5810
             SIA                                          Beth Burns            (706) 649-2458
             P.O. Box 120                                 Jeff Bickerstaff      (706) 644-9735
             Columbus, GA  31902

                                  APPENDIX III
                           SYNOVUS INVESTMENT ADVISORS
                             INITIAL HOLDINGS REPORT

         Name of Reporting Person: _____________________________________________

         Date Person Became Subject to the Code's Reporting Requirements: ______

         Information in Report Dated as of: ____________________________________

         Date Report Due: ______________________________________________________

         Date Report Submitted: ________________________________________________

Securities Holdings
------------------------------------------------- ----------------------------------- ------------------------------

      Name of Issuer and Title of Security          No. of Shares (if applicable)      Principal Amount, Maturity
                                                                                       Date and Interest Rate (if
                                                                                               applicable)
------------------------------------------------- ----------------------------------- ------------------------------


------------------------------------------------- ----------------------------------- ------------------------------


------------------------------------------------- ----------------------------------- ------------------------------


------------------------------------------------- ----------------------------------- ------------------------------

If you have no securities holdings to report, please check here. [ ]

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

Securities Accounts

--------------------------------------- -------------------------------------- -------------------------------------
    Name of Broker, Dealer or Bank          Date Account was Established          Name(s) on and Type of Account
--------------------------------------- -------------------------------------- -------------------------------------

--------------------------------------- -------------------------------------- -------------------------------------

--------------------------------------- -------------------------------------- -------------------------------------

--------------------------------------- -------------------------------------- -------------------------------------

If you have no securities accounts to report, please check here. [ ]

I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Code of Ethics.

                 -----------------------       -------------
                        Signature                   Date



Submit to:   Winston McQuaig             For questions:   Winston McQuaig       (706) 649-5810
             SSI                                          Beth Burns            (706) 649-2458
             P.O. Box 120                                 Jeff Bickerstaff      (706) 644-9735
             Columbus, GA  31902

                                     III-1

                                   APPENDIX IV
                           SYNOVUS INVESTMENT ADVISORS
                             ANNUAL HOLDINGS REPORT

Name of Reporting Person:   ____________________________________________________
Information in Report Dated as of: _____________________________________________
Date Report Due: _______________________________________________________________
Date Report Submitted: _________________________________________________________
Calendar Year Ended:  December 31, _______

Securities Holdings
-------------------------------------------- --------------------------------- -------------------------------------

   Name of Issuer and Title of Security       No. of Shares (if applicable)    Principal Amount, Maturity Date and
                                                                                  Interest Rate (if applicable)
-------------------------------------------- --------------------------------- -------------------------------------


-------------------------------------------- --------------------------------- -------------------------------------


-------------------------------------------- --------------------------------- -------------------------------------


-------------------------------------------- --------------------------------- -------------------------------------

If you have no securities holdings to report for the year, please check here.[ ]

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

----------------------------------------------------------------------------

----------------------------------------------------------------------------

Securities Accounts
-------------------------------------------- --------------------------------- -------------------------------------
Name of Broker, Dealer or Bank                 Date Account was Established       Name(s) on and Type of Account
-------------------------------------------- --------------------------------- -------------------------------------

-------------------------------------------- --------------------------------- -------------------------------------

-------------------------------------------- --------------------------------- -------------------------------------

-------------------------------------------- --------------------------------- -------------------------------------

If you have no securities accounts to report for the year, please check here.[ ]

I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Code of Ethics.


                 -----------------------       -------------
                        Signature                   Date



Submit to:   Winston McQuaig             For questions:   Winston McQuaig       (706) 649-5810
             SIA                                          Beth Burns            (706) 649-2458
             P.O. Box 120                                 Jeff Bickerstaff      (706) 644-9735
             Columbus, GA  31902

                                   APPENDIX V

                           SYNOVUS INVESTMENT ADVISORS
                   ANNUAL AND INITIAL COMPLIANCE CERTIFICATION



                              Initial Certification

I certify that I:  (i)     have received, read and reviewed SIA's Code;
                   (ii)    understand the policies and procedures in the Code;
                   (iii)   recognize that I am subject to such policies and
                           procedures;
                   (iv)    understand the penalties for non-compliance;
                   (v)     will fully comply with the  Code; and
                   (vi)    have fully and accurately completed this Certificate.

Signature: ___________________________
Name:     _____________________________ (Please print)
Date Submitted: ______________________
Date Due: ___________________________



                              Annual Certification

I certify that I:  (i)     have received, read and reviewed the SIA's Code;
                   (ii)    understand the policies and procedures in the Code;
                   (iii)   recognize that I am subject to such policies and
                           procedures;
                   (iv)    understand the penalties for non-compliance;
                   (v)     have complied with the Code and any applicable
                           reporting requirements during this past year;
                   (vi)    have fully disclosed any exceptions to my compliance
                           with the Code below;
                   (vii)   will fully comply with the Code; and
                   (vi)    have fully and accurately completed this Certificate.

EXCEPTION(S): _______________________________________________________________


Signature: ________________________
Name: _____________________________ (Please print)
Date Submitted: ___________________
Date Due: _________________________


                                      V-1